Exhibit 99.CODEETH.23(p)(i)

LWI FINANCIAL INC.
LORING WARD SECURITIES INC.
SA FUNDS – INVESTMENT TRUST

CODE OF ETHICS
Revised as of March 7, 2006

General

This Code of Ethics (the “Code”) is adopted by LWI Financial Inc. (the “Adviser”), Loring Ward Securities Inc. (the “Distributor”), and SA Funds – Investment Trust (the “Trust”) pursuant to the requirements of Rule 17j-1 under the Investment Company Act of 1940, as amended (the “Investment Company Act”) and Rule 204A-1 under the Investment Advisers Act of 1940 (“Investment Advisers Act”).  It is the policy of the Adviser, the Distributor and the Trust in connection with personal securities investments of Access Persons* and Independent Trustees*, that such persons at all times shall place the interests of clients of the Adviser and the Distributor and of the Trust’s shareholders first.  All personal securities transactions of Access Persons shall be conducted in a manner consistent with this Code of Ethics and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an Access Person’s position of trust and responsibility.  An Access Person or Independent Trustee may not take inappropriate advantage of his or her position with the Adviser, the Distributor or the Trust.  The Trust, the Adviser and the Distributor must use reasonable diligence and institute procedures reasonably necessary to prevent violations of the Code.

1.             Prohibitions

No Access Person:

(a)           In connection with the purchase or sale, directly or indirectly, by such Access Person (and for this section 1(a) only including any Independent Trustee) of a security* held or to be acquired* by the Trust or a registered investment company whose adviser or principal underwriter controls the Adviser, is controlled by the Adviser, or is under common control with the Adviser:

(i)         shall employ any device, scheme or artifice to defraud the Trust or such registered investment company;

(ii)        shall make to the Trust or such registered investment company any untrue statement of a material fact or omit to state to such registered investment company a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

(iii)       shall engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon such registered investment company, or

* For the meaning of all terms marked with an asterisk, see Section 6, “Definitions”.

(iv)       shall engage in any manipulative practice with respect to the Trust or such registered investment company.

(b)           Shall purchase or sell, directly or indirectly, any security in which he has, or by reason of such transaction acquires, any direct or indirect beneficial ownership,* except as provided in the LWI Financial Inc. Personal Securities Transactions Procedures then in effect, which are hereby incorporated as a part of this Code.

(c)           Shall purchase or sell, directly or indirectly, any security in which he has, or by reason of such transaction acquires, any direct or indirect beneficial ownership* and which to his actual knowledge at the time of such purchase or sale:

(i)         is being considered for purchase or sale by the Trust or such registered investment company; or

(ii)        is then being purchased or sold by the Trust or such registered investment company.

(d)           Shall, in addition to the above-stated prohibitions:

(i)         acquire any securities in an initial public offering;*

(ii)        acquire any securities in a limited offering,*

(iii)       participate in a “hot issue” (buying or selling a security that is sold at a premium over its initial offering price when it is initially made available on the secondary market);

(iv)       acquire securities in a private placement, except as provided in section 2(f) herein;

(v)        profit from the purchase and sale, or sale and purchase, of the same (or equivalent) securities within sixty (60) calendar days;

(vi)       accept any personal gift of more than de minimis value from any person or entity that does business with, or on behalf of the Adviser’s or the Distributor’s account of any client and with or on behalf of the Trust; or

(vii)      serve on the board of directors of a publicly traded company, except as provided in section 2(g) herein.

2.             Exempted Transactions

The prohibitions of Section 1(c) and (d) of this Code shall not apply to:

(a)           Purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control.

* For the meaning of all terms marked with an asterisk, see Section 6, “Definitions”.

(b)           Purchases or sales of securities which are not eligible for purchase or sale by the Trust or a registered investment company for which the Adviser acts as the investment adviser or the Distributor acts as the principal underwriter.

(c)           Purchases or sales which are non-volitional on the part of either the Trust or a registered investment company for which the Adviser acts as the investment adviser or the Distributor acts as the principal underwriter.

(d)           Purchases which are part of an Automatic Investment Plan* (provided, however, that any transaction that overrides a predetermined schedule must be reported on Appendix C).

(e)           Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

(f)            Purchase or sale requests which receive the prior written approval of the Compliance Officer* of the Adviser or the Distributor or of a registered investment company for which the Adviser acts as the investment adviser or the Distributor acts as the principal underwriter because there exists only a remote potential for a conflict of interest with such registered investment company, because the proposed transaction would be very unlikely to affect a highly institutional market, or when they clearly are not related economically to the securities to be purchased, sold or held by a Fund or such registered investment company.  The Compliance Officer of the Trust or of the Adviser or the Distributor, as the case may be, shall record any action taken pursuant to this subsection 2(f).

(g)           Service by an Access Person on the board of directors of a publicly traded company.  Such Access Person shall, however, inform the Compliance Officer of the Trust or the Adviser or the Distributor of such appointment.  In the event that the Compliance Officer of the Trust or the Adviser or the Distributor, in consultation with outside counsel, should decide that the potential for conflicts of interests exists with respect to such person’s obligations as a director and the Adviser’s or the Distributor’s duties to its clients, such Compliance Officer may, acting upon the recommendations of outside counsel, place restrictions on the activities of, or information received by, such Access Person.

3.             Procedural Matters

(a)           The Compliance Officer of the Trust, the Adviser or the Distributor shall:

(i)         Furnish a copy of this Code and any amendments to each Access Person of the Adviser, the Distributor or the Trust and each Independent Trustee, and obtain from each such person a written acknowledgement of the receipt thereof.  Each Access Person shall provide the relevant Compliance Officer, on an annual basis, with an executed certificate stating that he or she has read

* For the meaning of all terms marked with an asterisk, see Section 6, “Definitions”.

and understood the Code, respectively, and recognizes that he or she is subject to the Code.  In addition, each Access Person shall certify to the relevant Compliance Officer on an annual basis that he or she has complied with the requirements of the Code and has disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of this Code.  A sample annual certification form is attached hereto as Appendix A.

(ii)        Notify each such Access Person and Independent Trustee of his/her obligation to file reports as provided by Section 4 of this Code.

(iii)       Review the reports filed by any Access Persons pursuant to this Code on a quarterly basis and compared to transactions entered into by the Funds.

(iv)       Report to the Board of Directors of the Adviser and the Distributor and the Board of Trustees of the Trust at the next occurring regular meeting the facts contained in any reports filed with the relevant Compliance Officer pursuant to Section 4 of this Code when any such report indicates that an Access Person engaged in a transaction in a security held or to be acquired by a Fund, any other material violations of the Code as well as any sanctions imposed in response to the material violations.

(v)        Conduct periodic training for Access Persons with respect to the requirements of the Code.

(vi)       Maintain any records required by paragraph (d) of Rule 17j-1 and Rule 204A-1.

(vii)      Maintain any records pursuant to Section 2(f) of this Code.

(viii)     Maintain the records of any violation of this Code, and/or any action taken as a result of such violation in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs.

(b)           Every Access Person must report any violations of this Code promptly to the Compliance Officer.

4.             Reporting

(a)           Initial Holdings Report.  Every Access Person is required to report to the Compliance Officer his or her ownership in a Security no later than 10 days after becoming an Access Person (i.e., no later than 10 days after beginning employment), which information must be current as of a date no more than 45 days prior to the date of the Access Person’s beginning employment or becoming an Access Person.  In addition, each Access Person is required to report any investment account beneficially held at a broker, dealer or bank or similar institution in which any securities were held for the direct or indirect benefit of the Access Person as of the

* For the meaning of all terms marked with an asterisk, see Section 6, “Definitions”.

date the person became an Access Person and the date that the report is submitted by the Access Person. A sample initial holdings report is attached hereto as Appendix B.

(b)           Annual Holdings Report.  Within thirty days of the end of each year, each Access Person shall update the Initial Holdings Report, reporting each Security beneficially held and each account maintained at a bank, broker or similar institution, as well as the date that the report is submitted, to the Compliance Officer.  The information in the report must be current as of a date no more than 45 days prior to the date the report is submitted.  A sample annual holdings report is attached hereto as Appendix C.

(c)           Quarterly Transaction and Accounts Report.  Every Access Person of the Adviser, the Distributor and the Trust shall report to Compliance Officer of the Adviser, the Distributor or the Trust, as the case may be, the information described in Section 4(d) of this Code with respect to transactions in any security in which such Access Person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership in the security; provided, however that an Access Person shall not be required to make a report with respect to transactions effected for any account over which such person does not have any direct or indirect influence; and, provided, further, no Access Person of the Adviser or the Distributor shall be required to make a report with respect to information to the extent that it would be duplicative of information recorded pursuant to Rule 204-2(a)(13) under the Investment Advisers Act.

(d)           Every Quarterly Transaction and Accounts Report shall be made to the Compliance Officer not later than 30 days after the end of the calendar quarter in which the transaction to which the report relates was effected, and may be on the form provided by the Adviser, the Distributor or the Trust, a copy of which is attached hereto as Appendix D.  The report shall contain the following information:

(i)         The date of the transaction, the title, the exchange ticker symbol or CUSIP number,  the number of shares, the interest rate and maturity date (if applicable), and the principal amount of each security involved;

(ii)        The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

(iii)       The price at which the transaction was effected;

(iv)       The name of the broker, dealer or bank with or through whom the transaction was effected.  If the Access Person opens a new account, but no transaction was effected, the Access Person is nonetheless still required to report the new account;

(v)        With respect to any account established by the Access Person in which any securities were held during the quarter for the direct or indirect benefit of the

* For the meaning of all terms marked with an asterisk, see Section 6, “Definitions”.

access person, the name of the broker, dealer or bank with whom the Access Person established the account and the date the account was established; and

(vi)       The date that the report is submitted by the Access Person.

(e)           A Quarterly Transaction and Accounts Report is not required with respect to information contained in broker trade confirmations or account statements held in the Adviser’s records if the Adviser receives the confirmations or statements no later than 30 days after the end of the applicable calendar quarter.

(f)            Any such report may contain a statement that the report shall not be construed as an admission by the person making such report that he/she has any direct or indirect beneficial ownership in the security to which the report relates.

(g)           An Independent Trustee is required to file a Quarterly Transaction Report with the Compliance Officer, which sets forth the information required by Section 4(d), only if the Independent Trustee, at the time of the transaction, knew or, in the ordinary course of fulfilling the Independent Trustee’s official duties as a trustee of the Trust, should have known that (i) a Fund has engaged in a transaction in the same security within the last fifteen (15) days or is engaging or going to engage in a transaction in the same security in the next fifteen (15) days, or (ii) a Fund or a Fund’s Adviser or Sub-Adviser has within the last fifteen (15) days considered a transaction in the same security or is considering a transaction in the same security or within the next fifteen (15) days is going to consider a transaction in the same security.

(h)           At periodic intervals established by the trustees of the Trust, but no less frequently than annually, the Compliance Officer of the Trust shall provide a written report to the trustees of the Trust of all material matters raised pursuant to the Code during such period, including but not limited to, information about material violations occurring during that period and any sanctions imposed in response to those material violations.  Additionally, the Compliance Officer will provide to the trustees of the Trust a written certification, which certifies to the trustees of the Trust that the Trust, the Adviser and the Distributor have adopted procedures reasonably necessary to prevent their Access Persons from violating the Code.

5.             Violations

Upon being apprised of facts, which indicate that a violation of this Code may have occurred, the Board shall determine whether, in its judgment, the conduct being considered did in fact violate the provisions of this Code.  If the Board determines that a violation of this Code has occurred, the Board may impose such sanctions as it deems appropriate in the circumstances.  If the person whose conduct is being considered by the Board is a member of such Board, he/she shall not be eligible to participate in the judgment of the Board as to whether a violation exists or in whether, or to what extent, sanctions should be imposed.

* For the meaning of all terms marked with an asterisk, see Section 6, “Definitions”.

6.             Definitions

For purposes of this Code, the words appearing below in quotation marks shall have the meanings ascribed thereto; provided however, that all such terms shall be construed in a manner consistent with the definitions thereof contained in Rule 17j-1 and Rule 204A-1.

(a)           The term “Access Person” shall mean the following:

(i)         with respect to the Adviser, means any of the Adviser’s Supervised persons:*

(1)        who has access to nonpublic information regarding any client’s purchase or sale of securities, or nonpublic information regarding the portfolio holdings of any Reportable Fund,*

(2)        who is involved in making securities recommendations to clients, or who has access to such recommendations that are nonpublic.

(ii)        with respect to the Distributor, each officer and director of the Distributor who, in the ordinary course of his business, makes, participates in or obtains information regarding the purchase or sale of securities for any registered investment company for which the Distributor acts as the principal underwriter or whose functions or duties as part of the ordinary course of his business relate to the making of any recommendation to such investment company regarding the purchase or sale of securities, and

(iii)       with respect to the Trust, each officer and trustee of the Trust, except each Independent Trustee, as defined below.

(b)           “Security” means all securities except direct obligations of the government of the United States, bankers’ acceptances, certificates of deposits, commercial paper, high quality short-term debt instruments (including repurchase agreements), shares of unit investment trusts investing exclusively in one or more open-end investment companies, none of which are Reportable funds,  and shares of registered open-end investment companies other than the Trust.  Notwithstanding the preceeding sentence, a security of an exchange traded fund, whether registered with the Securities and Exchange Commission as an open-end investment company or as a unit investment trust, is a Security. Shares of the Funds of the Trust are considered securities for the purposes of this Code.  Purchases and sales of a security include the writing of an option to purchase or sell a security.

(c)           A “security held or to be acquired” by a registered investment company means any security which (i) is held by such company; or (ii) is being or has been considered by such company or its investment advisor for purchase by such company.

(d)           “Beneficial ownership” of a security by an Access Person shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 (“Securities

* For the meaning of all terms marked with an asterisk, see Section 6, “Definitions”.

Exchange Act”) and the rules and regulations thereunder, except that the determination of direct or indirect beneficial ownership shall apply to all securities which such Access Person has or acquires.  In general, a person may be regarded as having beneficial ownership of securities held in the name of:

(i)         a husband, wife, domestic partner or minor child;

(ii)        a relative sharing the same house;

(iii)       anyone else if the Access Person:

(1)           obtains benefits substantially equivalent to ownership of the securities, or

(2)           can obtain ownership of the securities immediately or at some future time.

(e)           “Independent Trustee” shall mean any trustee of the Trust who is not an Interested Person (as defined in section 2(a)(19) of the Investment Company Act) of the Trust, and who would be required to make a report under this Code solely by reason of being a trustee of the Trust.

(f)            “Fund” or “Funds” shall mean any portfolio series of the Trust or any portfolio series of any other registered open-end investment company for which the Adviser or any control affiliate of the Adviser serves as investment adviser or the Distributor serves as principal underwriter.

(g)           “Initial public offering” shall mean an offering of securities registered under the Securities Act of 1933 (“Securities Act”), the issuer of which immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act.

(h)           “Limited offering” shall mean an offering that is exempt from registration under the Securities Act pursuant to Section 4(2) or Section 4(6) or pursuant to rules 504, 505 or 506 under the Securities Act.

(i)            “Automatic Investment Plan” shall mean a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation.  An Automatic Investment Plan includes a dividend reinvestment plan.

(j)            “Compliance Officer” shall mean, with respect to the Trust, the Adviser and the Distributor, a person designated by the relevant organization to receive reports and take certain actions.

(k)           “Supervised person” is any partner, officer, director (or other person occupying a similar status or performing similar functions), or employee of the Adviser, or other person who provides investment advice on behalf of the Adviser and is subject to the supervision and control of the Adviser.

(l)            “Reportable fund” means (i) any fund for which the Adviser serves as an investment

* For the meaning of all terms marked with an asterisk, see Section 6, “Definitions”.

adviser as defined in section 2(a)(20) of the Investment Company Act; or (ii) any fund whose investment adviser or principal underwriter controls the Adviser, is controlled by the Adviser, or is under common control with the Adviser.  For purposes of this section, control has the same meaning as it does in section 2(a)(9) of the Investment Company Act.

The requirements of this Code are not applicable to transactions for any account over which the Access Person or Independent Trustee has no influence or control.  If in doubt, the Access Person may state on any form required to be completed under the provisions of this Code that he/she disclaims any beneficial ownership in the securities involved.

* For the meaning of all terms marked with an asterisk, see Section 6, “Definitions”.

Appendix A

ANNUAL CERTIFICATION FORM

This is to certify that I have read and understand the Code of Ethics of LWI Financial Inc., Loring Ward Securities Inc. and SA Funds – Investment Trust as amended February 1, 2005, and that I recognize that I am subject to the provisions thereof and will comply with these provisions.

This is to further certify that I have complied with the requirement of the Code of Ethics and that I have reported all personal securities transactions, holdings and securities accounts required to be disclosed or reported pursuant to the Code of Ethics.

Signature

Position

Print Name

Date

Appendix B

INITIAL REPORT OF SECURITIES HOLDINGS & ACCOUNTS

Initial Date of Employment (1):     /    /

Title, type of security, exchange ticker symbol		Check type of account
or CUSIP No., No. of shares & principal			Immediate
amount of security(2)	Name of broker-dealer or bank	Personal	family fiduciary

Check one:

☐        As of the date listed above, the above record includes (i) every security in which I have direct or indirect ownership and (ii) every investment account which I beneficially hold at a broker, bank or similar institution regardless of the assets held in the account.

☐        In lieu of listing my securities and accounts above, I have provided copies of trade confirmations and/or brokerage account statements covering all of my securities holdings and accounts.

This report is not an admission that I have any direct or indirect beneficial ownership in the securities listed above.

Signature	Date

Print Name

(1) This report must be submitted to the compliance department within 10 days of employment.  Information contained in this report must be current as of a date no more than 45 days prior to the date of your employment or the date you became an Access Person.

(2) As used in this report, the term “security” means all securities except: (i) securities issued by the government of the United States, (ii) bankers’ acceptances, (iii) certificates of deposit, (iv) commercial paper, (v) shares of unit investment trusts investing exclusively in one or more open-end investment companies, none of which are Reportable funds, (vi) short-term debt instruments and (vii) shares of registered open-end investment companies other than SA Funds – Investment Trust.  Shares of an exchange traded fund, whether registered with the Securities and Exchange Commission as an open-end investment company or as a unit investment trust, are considered securities and must be reported.  Shares of the Funds of SA Funds – Investment Trust are considered securities and must be reported.

Appendix C

QUARTERLY REPORT OF SECURITIES TRANSACTIONS & ACCOUNTS

For Calendar Quarter Ended(1):

Title, type of security, Exchange ticker symbol or CUSIP. No., No. of shares				Name of	Date	Check type of account
& principal amount, (interest rate & maturity date) of security(2)	Date bought	Date sold	Price per share	broker- dealer or bank	account was opened	Personal	Immediate family fiduciary

Check one:

☐        The above record is of every transaction during the quarter, of a security in which I had or by reason of which I acquired, any direct or indirect beneficial ownership, and each account established by me with a broker, dealer or bank in which any securities were held during the quarter for my direct or indirect benefit.

☐        In lieu of listing my securities transactions above, I have provided copies of trade confirmations and/or brokerage account statements covering every transaction during the quarter, of a security in which I had or by reason of which I acquired, any direct or indirect beneficial ownership, and each account established by me with a broker, dealer or bank in which any securities were held during the quarter for my direct or indirect benefit.

This report is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

Signature	Date

Print Name

(1) This report must be submitted to the compliance department within 30 days after the end of the calendar quarter.  The information contained in this report must be current as of a date no earlier than 45 days before this report is due.

(2) As used in this report, the term “security” means all securities except: (i) securities issued by the government of the United States, (ii) bankers’ acceptances, (iii) certificates of deposit, (iv) commercial paper, (v) shares of unit investment trusts investing exclusively in one or more open-end investment companies, none of which are Reportable funds, (vi) short-term debt instruments and (vii) shares of registered open-end investment companies other than SA Funds – Investment Trust.  Shares of an exchange traded fund, whether registered with the Securities and Exchange Commission as an open-end investment company or as a unit investment trust, are considered securities and must be reported.  Shares of the Funds of SA Funds – Investment Trust are considered securities and must be reported.

Appendix D

ANNUAL REPORT OF SECURITIES HOLDINGS & ACCOUNTS

For Calendar Year Ended(1) December 31,

Check type of account
Title, type of security, exchange ticker symbol or CUSIP No., No. of shares & principal amount of security(2)	Name of broker-dealer or bank	Personal	Immediate family fiduciary

Check one:

☐    The above record is of every security in which I have direct or indirect ownership and every investment account that I beneficially hold at a bank, broker or similar institution, as of the date listed above.

☐    In lieu of listing my securities and accounts above, I have provided copies of trade confirmations and/or brokerage account statements covering all of my securities holdings and accounts.

This report is not an admission that I have any direct or indirect beneficial ownership in the securities listed above.

Signature	Date

Print Name

(1) This report must be submitted to the compliance department within 30 days of the end of the calendar year. The information contained in this report must be current as of a date not more than 45 days prior to the date the report is submitted.

(2) As used in this report, the term “security” means all securities except: (i) securities issued by the government of the United States, (ii) bankers’ acceptances, (iii) certificates of deposit, (iv) commercial paper, (v) shares of unit investment trusts investing exclusively in one or more open-end investment companies, none of which are Reportable funds, (vi) short-term debt instruments and (vii) shares of registered open-end investment companies other than SA Funds – Investment Trust.  Shares of an exchange traded fund, whether registered with the Securities and Exchange Commission as an open-end investment company or as a unit investment trust, are considered securities and must be reported.  Shares of the Fundsof SA Funds – Investment Trust are considered securities and must be reported.